EXHIBIT 10.2

March 21, 2006

Dr. B.J Bormann

Strategic Alliances

Pfizer Inc,

50 Pequot Avenue,

New London, CT 06320

RE: Fourth Amending Letter of Agreement between Pfizer Inc. and Immunicon Corporation

Dear Dr. Bormann:

Immunicon Corporation (“Immunicon”) wishes to amend the agreement between Pfizer Inc. and its Affiliates (“Pfizer”) and Immunicon, executed on February 10, 2003 having a termination date of February 10, 2004, which was amended effective March 23, 2004 to terminate on February 10, 2005, and subsequently amended by a Second Amending Letter of Agreement dated December 12, 2004, to terminate the sooner of February 10, 2006 or the end of the clinical research study contemplated in the revised Appendix A under the agreement (as amended, the “2003 Agreement”). A Third amending letter dated March 7, 2006, extended the study contemplated in Appendix A to the completion of the clinical research study. Collectively, the original 2003 agreement and all of the foregoing amendments are referred to hereinafter as the “Agreement.” This Fourth Amending Letter is intended to permit the parties to add new clinical research studies on an ongoing basis under the Agreement by the addition of new Appendices duly signed by both parties. These specific Appendices shall include all terms and conditions which may be agreed upon in good faith by the parties relating to such studies, and in any event shall include all terms and conditions which are reasonably and customarily required for any new clinical research studies that are mutually agreed upon.

All other terms and conditions of the Agreement, except as amended above, shall remain unchanged and in full force and effect for the remainder of the Term of the Agreement as herein extended.

If you are in agreement with the foregoing, please so indicate by signing duplicate copies of this letter in the space provided below, and return one fully signed copy to us, to the attention of Dr. Avijit Roy, Senior Director, Corporate Development.

Sincerely,

Immunicon Corporation	Acknowledged and Agreed:
Pfizer, Inc.

/s/ Byron D. Hewett	By:	/s/ B. J. Bormann
Byron D. Hewett	Name:	B. J. Bormann
President and CEO	Title:	V.P., Strategic Alliances
	Date:	March 21, 2006